HARVEY ELECTRONICS, INC.

                                                        October 2006

Michael E. Recca
949 Edgewood Avenue
Pelham, NY  10803

Dear Mike:

     This letter sets forth the  agreement  between you and Harvey  Electronics,
Inc.  and  its  affiliates  (collectively,   the  "Company")  relating  to  your
termination as the Company's Chairman of the Board.

     1. Termination. Effective as of the closing of the Transaction as defined in the Company's definitive proxy materials (the "Proxy") dated September 21, 2006 and filed with the Securities and Exchange Commission, all of your offices, directorships and memberships on managing bodies which you hold with the Company and its affiliates have been terminated; provided, that you shall remain a director of the Company pursuant to the terms and conditions set forth in the Proxy.

     2. Payments and Benefits. In consideration of your agreement to the terms of this letter agreement, your termination from all offices and the release incorporated herein, as well as your commitment to abide by these terms, the Company, upon the full execution and delivery of this Agreement, will pay you the sum of One Hundred Thousand ($100,000) Dollars plus such amounts equal to sixty (60%) percent of the medical insurance premiums payable under COBRA, less required deductions, for a period of twelve months. You agree that you shall be responsible for the remaining forty (40%) percent of the medical insurance premiums payable under COBRA for the twelve month period.

     3. Cooperation. You acknowledge and agree that as a director of the Company, you have continuing fiduciary and other obligations to the Company which will continue irrespective of the execution of this letter agreement. Following the execution of this letter agreement and any termination of your directorship with the Company, you agree to provide assistance to and shall cooperate with the Company upon its reasonable request with respect to matters within the scope of your duties and responsibilities during your service to the Company as Chairman. The Company agrees and acknowledges that it shall, to the maximum extent possible under then prevailing circumstances, coordinate any such request with your other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities. The Company agrees that it will reimburse you for reasonable travel expenses (i.e., travel, meals, and lodging) that you may incur in providing assistance to the Company hereunder.

     4. Nondisclosure and Nondisparagement. Following any termination of your directorship, unless required by law, you will not, for yourself or any other person or entity, directly or indirectly, divulge, communicate or in any way make use of any confidential or proprietary information acquired in the performance of your services for the Company or any of its affiliates (including, without limitation, your service as Chairman), without the prior written consent of the Chairman of the Board. You agree that, upon request from the Company, all documents and property of the Company and its affiliates including those containing confidential or proprietary information, will be returned to the Company promptly. Except as otherwise required by law, or as permitted in the immediately succeeding sentence, you agree to keep confidential the existence and terms and content of this letter agreement as well as the amount of the Company's payments and benefits provided to you hereunder. You represent that you have not disclosed, and will not disclose such information except for (i) private conversation with members of your family who are not members of the media or stock analyst community, (ii) private conversations with your personal accountant, and tax and legal adviser(s), and (iii) communications to a prospective new employer about the existence of this letter agreement and the covenants by which you are bound hereunder, and without the Chairman of the Board's consent, you will not disclose the specific economic terms or amounts of your payments and benefits hereunder, other than to the parties described in the immediately preceding clauses (i) and (ii). You agree that you will not make any statements, written or oral, which would be reasonably likely to disparage or damage the Company, its affiliates or the personal or professional reputation of any present or former employees, officers or members of the board or committees of the Company or its affiliates. The Company agrees that it will instruct each of its officers and members of its board of directors not to make any statements, written or oral, which would be reasonably likely to disparage or damage you or your personal or professional reputation and no director, officer or employee of the Company will be authorized on the Company's behalf to make any such disparaging communications regarding you.

     Notwithstanding the foregoing, nothing contained in this Letter Agreement will prohibit you, the Company or any other party from complying with legal process to the extent required by applicable law, provided, however, that (1) you must provide the Company, and (2) the Company shall provide you, with written notice of any such process as soon as practicable upon your or the Company's receipt of such process.

     5.  Nonsolicitation and Noncompetition.  You agree that for a period of two
(2) years from the date hereof, you will not (a) solicit or recruit any employee of the Company or any affiliate for the purpose of being employed by you or by any entity other than the Company or a Company subsidiary, or employ or engage or cause to be employed or engaged any such employee as an employee or independent contractor of any person or entity other than the Company or a Company subsidiary, and (b) you will not solicit or entice any current customer of the Company to become a customer of yourself or any future employer or refer any customer of the Company to any competitor of the Company within one-hundred fifty (150) miles of New York City.

     6. Release. You release and waive all claims and causes of action (including, without limitation, any claims under the Age Discrimination in Employment Act) which you have or may have against the Company, directors, officers and employees, any party participating in any way in the Transaction, and their respective affiliates (collectively, the "Released Parties") arising out of your service as Chairman and the termination of such service in each case on or prior to the date hereof, other than such claims or causes of action as may arise under the terms of this letter agreement.

     You acknowledge that you have been advised by the Company to, and have, consulted with an attorney in connection with this Agreement. You acknowledge that you fully understand the terms, conditions, significance and consequences of this Agreement. You further acknowledge that you have had at least 21 days in which to consider, execute, and return this Agreement. Notwithstanding your right to consider this Agreement for 21 days, if you sign this Agreement before the expiration of the 21-day period, you will have done so knowingly and voluntarily, and will have expressly waived your right to consider this Agreement for the balance of the 21-day period.

     7. Other Agreements. Effective as of the date hereof, all prior agreements relating to your engagement by the Company and your service as an employee, director, consultant or other independent contractor to the Company and each of its affiliates will terminate and be no further force or effect and you hereby waive all rights, benefits, claims and causes of action under those agreements.

     8. Governing Law and Jurisdiction. This letter agreement will be construed and enforced in accordance with the laws of New York, without regard for the conflicts of law principles thereof. The parties irrevocably agree that any legal action or proceeding with respect to this letter agreement or for recognition and enforcement of any judgment in respect hereof brought by a party hereto or its successors or assigns may be brought and determined in any New York state court or Federal court sitting in the State of New York, County of Nassau or the Eastern District of New York, and each of the parties hereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this letter agreement, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this letter agreement or any transaction contemplated hereby in any court other than any New York state or Federal court sitting in the State of New York, County of Nassau. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in paragraph 9 hereof.

     9. Notices. Except as otherwise explicitly provided in this letter agreement, any notice provided hereunder will be deemed to be given when delivered in writing by hand or sent by overnight courier. All notices to the Company will be addressed to Joseph J. Calabrese, with a copy sent by the same means to Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Attn: Seth I. Rubin, Esq., or such other persons or addresses as the Company may provide from time to time by notice to you. All notices to you will be addressed to you and sent to your home address, as on file with the Company as of the date hereof, or such other address as you may provide from time to time by notice to the Company, with a copy to such persons or addresses as you may request from time to time by notice to the Company.

     10. Taxes. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to you under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of your failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

     11. No Representations. Each party hereto represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     12. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     13. Payment of Compensation. Except for those items specifically identified herein, you acknowledge and represent that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to you up through and including the date hereof.

     This letter agreement may be executed in counterparts, including via facsimile.

                                     HARVEY ELECTRONICS, INC.


                                     By:/s/D. Andrew Stackpole
                                        ------------------------------------
                                        Name: D. Andrew Stackpole
                                        Title: Chairman of the Board

Accepted and Agreed:

By:  /s/ Michael E. Recca
     ---------------------
     Michael E. Recca